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                                                                   EXHIBIT 10.28


                                      NOTE

PRINCIPAL AMOUNT:                                DATE OF ISSUE: August 9, 1996

U.S. $300,000.00

    FOR VALUE RECEIVED, Reno Energy LLC., a Nevada Limited Liability Company (the "Maker"), with an address at 1010 Power Plant Drive, Reno, Nevada 89511, hereby promises to pay, to N.R.G. Company, L.L.C., a Delaware Limited Liability Company, with an address at 12012 Longwood Green Drive, Wellington, Florida 33414 (the "Holder") the principal sum of $300,000.00. The interest rate on this Note shall be nine (9%) percent per annum. Interest and Principal shall be paid in equal, quarterly self-amortizing installments commencing on October 31, 1996 and thereafter on January 31, April 30, July 31 and October 31 of each year during the term (three years) of this Note in accordance with the schedule annexed hereto as Exhibit A.

    1. Notwithstanding anything to the contrary in the previous paragraph herein, in the event the Maker consummates a financing transaction in which it receives debt and/or equity financing equal to or in excess of $2,000,000 in one or more related transactions (other than the exercise of the option under the Option Agreement executed on even date), the outstanding principal balance of this Note and all unpaid, accrued interest shall immediately become due and payable. Any failure by Maker to repay all principal and accrued and unpaid interest on or before the date provided in the previous sentence shall be
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deemed an Event of Default hereunder entitling Holder to all of the rights and remedies under paragraph 6 hereunder.

    2. This Note may be prepaid at the Maker's option prior to maturity in whole or at any time, or in part from time to time in inverse order of maturity, but without premium or penalty therefore; provided, however, that all accrued and unpaid interest hereon shall be paid contemporaneously with such prepayment; and provided further that in the event interests in this Note are assigned, all assignees shall be pre-paid pro rata. In case the Maker shall desire to prepay all, or, as the case may be, any part of this Note, the Maker shall mail a notice thereof not less than ten (1O) days prior to the prepayment date to the Holder. Such notice shall specify the date fixed for prepayment and the amount of this Note then proposed to be prepaid and shall state that such prepayment, together with all accrued and unpaid interest due on this Note, will be made at the office of the Maker upon presentation and surrender of this Note. Interest on the principal of this Note that shall be prepaid hereunder shall cease to accrue on such date fixed for prepayment. In case this Note is to be prepaid only in part, upon surrender hereof the Holder will be issued, without charge, a new Note, dated the date of the Note so surrendered, in the principal amount equal to the unprepaid portion hereof, or this Note (or any replacement hereof) shall be appropriately stamped to indicate the reduced principal amount hereof as a result of such payment.

    3. The Maker covenants that it will duly and punctually pay or cause to be paid the principal of and interest on the Note according to the terms hereof. Maker hereby waives

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presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

    4. The Maker covenants that, so long as the Note remains outstanding, it will maintain an office or agency in the state in which it is currently located where notices and demands to or upon the Maker in respect of the Note may be served and where the Note may be presented for payment.

    5. In case this Note shall become mutilated, destroyed, lost or stolen, the Maker shall execute and deliver a new Note, in exchange and substitution for the mutilated Note, or in lieu of an substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the maker such security or indemnity as may be reasonably requested by it, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Maker evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, the Maker may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     6. In case of any one or more of the following events ("Event of Default") shall occur:

        (i) a default shall be made in the payment of any installment of interest or principal on this Note or any replacement Notes issued in connection with an assignment of a divided interest in this Note when and as such installment of interest or principal shall become due and payable, and such default shall continue for a period of three (3) days after

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 written notice thereof shall have been given to the Maker by the Holder or an assignee of Holder; or

        (ii) an encumbrancer shall take possession of or a receiver or similar officer shall be appointed for the whole or any part of the assets, rights or revenues of the Maker or ART, LLC ("ART") or FWC Energy, LLC ("FWCE"), or a distress execution, sequestration or other process shall be levied or enforced upon or sued out against any part of the assets, rights or revenues of the Maker or ART or FWCE and shall not be discharged within sixty (60) days; or

        (iii) The Maker or ART or FWCE shall suspend payments of their debts or default under any agreement to which they are a party or guarantor relating to indebtedness in excess of $150,000.00, or shall be unable or shall admit inability to pay their debts as they fall due or shall propose or enter into any composition or together arrangement for the benefit of its creditors generally, or they shall commence proceedings in relation to reconstruction or readjustment of debts generally; or

        (iv) the Maker or ART or FWCE shall transfer, sell, pledge, assign or lease substantially all of its assets to a third party except pursuant to a transaction approved by Holder in advance in writing; or

        (v) a petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Maker, ART, FWCE or any of their affiliates (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for Maker or ART or

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FWCE is appointed, or Maker or ART or FWCE makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or an attachment or execution is levied against any of the assets of Maker or ART or FWCE; or

        (vi) ART or FWCE shall transfer, assign, pledge or sell its interest in Maker or Ron Burch shall transfer, assign, pledge or sell his ownership interest in ART or FWCE; or

        (vii) the Maker or ART or FWCE shall breach a written covenant in any Transaction Document or any written warranty or representation made by or on behalf of Maker or any guarantor of this Note in any Transaction Document prove to have been false or misleading in any respect on the date when made or deemed made. For purposes of this paragraph a Transaction Document includes the Loan and Option Agreement amongst Maker, ART or FWCE and Holder of even date and any document executed or delivered by the Maker or ART or FWCE in connection with the transactions described in the Letter of Intent between Holder and Maker dated July 15, 1996;

        (viii) the Maker does not obtain an operating permit from the Nevada Public Service Commission on or before August 15, 1997;

        (ix) the Maker does not consummate debt financing for the Project equal to or in excess of $30,000,000.00 on or before February 15, 1998.
then and in each and every such case, unless the principal of the Note shall then be due and payable, the Holder, by notice in writing to the Maker, may declare the outstanding principal

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balance under this Note, and all interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein to the contrary notwithstanding, provided, however, that Holder shall give a written notice of default and Maker shall have 10 days after receipt of such notice to cure the default specified in the Notice. If default is timely cured, the notice of default shall be deemed null and void and the Note shall be deemed in good standing.


        (a) In case the Holder shall have proceeded to enforce any right hereunder and such proceedings shall have been discontinued or abandoned or cured because of a rescission or annulment or for any other reason or shall have been determined adversely to the Holder, then, and in every such case, the Maker and the Holder shall be restored respectively to their positions and rights hereunder, and all rights, remedies and powers of the Maker and the Holder shall continue as though no such proceedings had been taken.

        (b) From and after the occurrence of an uncured Event of Default, all amounts due and unpaid hereunder shall, to the extent permitted by law, bear interest until paid, at the lesser of 15% per annum and the maximum rate permitted under applicable law, such interest shall be calculated on the basis of 360 day year.

    7. Maker shall pay principal, interest and other amounts under, and in accordance with the terms of, this Note, free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes payable by Holder to the United States of America or any political subdivision thereof. In addition, Maker shall pay any federal,

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state or local taxes on the acquisition of this Note by Holder and any stamp or other taxes levied by any jurisdiction on the execution, delivery, registration, performance and enforcement of this Note or any replacement Note(s).

    8. Notwithstanding any provision of this Note regarding the determination and payment of amounts due and payable hereunder, it is expressly understood and agreed by Maker and Holder, that the relationship between Maker on the one hand and Holder on the other with regard to this Note shall be solely that of debtor to creditor and not that of joint venturers, partners, tenants in common or joint tenants.

    9. All agreements between Maker and Holder contained herein are hereby expressly limited so that in the event the performance of Maker's obligations under this Note or any other Transaction document shall cause Maker to pay
Holder interest in excess of that permissible under applicable law, then ipso
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facto, the amount which would be excessive interest shall be first prorated,
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spread and allocated, to the fullest extent permitted by law, to such period and principal amounts as will cause such amount to conform to any comply with applicable law, and the balance, if any, shall be applied to the reduction of the principal balance as evidenced by this Note and not to the payment of interest. This provision shall control every other provision of this Note and all other agreements and instruments between Maker and Holder relative hereto.

    10. As used herein, the term "Holder" shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee of this Note or the bearer, if this Note is at the time payable to bearer.

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    11. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT OR THE LETTER OF INTENT
TO THE CONTRARY, NOTHING CONTAINED IN THIS NOTE OR IN ANY OTHER DOCUMENT SHALL REQUIRE HOLDER OR ITS AFFILIATES TO MAKE ANY ADDITIONAL LOANS OR CAPITAL INVESTMENTS IN ORDER THAT THE MAKER PERFORM ITS OBLIGATIONS UNDER THIS NOTE. NOTWITHSTANDING ANY PROVISION IN ANY TRANSACTION DOCUMENT TO THE CONTRARY, HOLDER'S STATUS AS A MEMBER OF MAKER OR THE STATUS OF ANY MEMBER OR MANAGER OF HOLDER AS A MANAGER OF MAKER, SHALL NOT PREVENT HOLDER FROM EXERCISING ANY RIGHT OR ENFORCING ANY PROVISION OF THIS NOTE, IN ACCORDANCE WITH ITS RESPECTIVE TERMS. IN THE EVENT HOLDER ELECTS, AT ITS SOLE OPTION, TO PURSUE ITS RIGHTS AND OPTIONS UNDER THIS NOTE, SUCH ACTIONS BY HOLDER ARE SPECIFICALLY PERMITTED AND SHALL NOT BE CONSIDERED TO A BREACH OF HOLDER'S FIDUCIARY RESPONSIBILITY TO THE MAKER, IF ANY, OR A BREACH OF ANY DUTY OF FAIR DEALING BY HOLDER, IT BEING UNDERSTOOD THAT HOLDER WOULD NOT HAVE MADE ANY LOAN(S) IF HOLDER'S OPTIONS TO ENFORCE ITS RIGHTS UNDER THE NOTE WOULD BE OR WOULD HAVE BEEN LIMITED IN ANY MANNER BY THIS AGREEMENT OR ITS RELATIONSHIP TO MAKER.

    12. All powers and remedies given by Section 6 to the Holder shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other

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powers and remedies available to the Holder, by judicial proceedings or otherwise, to enforce the performance and observance of the covenants and agreements contained in this Note, and no delay or omission of the Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or in acquiescence therein.

    13. All covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its respective successors and assigns, whether so expressed or not.

    14. Nothing in this Note, expressed or implied, shall have or be construed to give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any legal equitable rights, remedy or claim under or in respect to the Note, or under any covenant, condition or provision herein contained; and all its covenants, conditions and provision shall be for the sole benefit of the parties hereto and of the Holder.

         15. In any case where the date of maturity of interest on or principal of this Note, or the date fixed for any prepayment of this Note, shall be Saturday, Sunday or legal holiday or a day on which banking institutions in the state in which the Maker currently resides or is located are authorized by law to close, then payment of interest or principal may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for prepayment.

    16. Any notice or demand which by any provision of this Note is required or permitted to be given or served on the Maker or the Holder shall be deemed to have been so

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sufficiently (unless otherwise herein expressly provided) if in writing and sent by reputable overnight air courier guaranteeing next business day delivery, to the Maker or Holder (as the case may be) at its address as it appears on this Note (or such other address, within the same state, as shall be designated by the Maker or Holder by written notice to the other) and shall be deemed given on the next business day after it was sent.

    17. The Holder shall have the right to assign its rights in this Note in whole or in divided interests without the consent of the Maker provided that, in the event of such assignment, Holder shall notify Maker of the name and address of the assignees. In the event of an assignment, and at no expense to Holder, Holder shall have the right to surrender this Note in exchange for replacement Note(s) to the assignees which shall be in the form hereof except to the extent the principal amount must be adjusted to reflect any divided assignment or partial prepayment at principal as of the date of the issuance of the replacement notes.

    18. All reasonable and necessary costs and expenses incurred by the Holder in connection with the enforcement of this Note in the event of an uncured default, shall be paid by Maker hereof immediately upon demand.

    19. This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be governed by, construed and enforced in accordance with the internal laws thereof, without reference to principles of conflict of laws. However, any action brought to enforce the Note must be brought in a state or federal court located in the State of Nevada.

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    20.  This Note and the Transaction Documents set forth the entire agreement and understanding of Holder and Maker. Maker absolutely, unconditionally and irrevocably waives any and all right to unilaterally setoff any amount or claim of any nature whatsoever with respect to payments under this Note or the obligations of Maker under this Note. Maker acknowledges that no oral or other agreements, understandings, misrepresentations or warranties exist with respect to this Note or with respect to the obligations of Maker under this Note, except those specifically set forth in this Note.

    21. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of Maker enforceable in accordance with its terms.

    22. MAKER HEREBY IRREVOCABLY INTENTIONALLY AND UNCONDITIONALLY WAIVES, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY INTENTIONALLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE OR THE OTHER LOAN DOCUMENTS.

    23. When used, the singular number shall include the plural, the plural the singular and the words "Holder" and "Maker" shall include their respective successors and assigns, provided that Maker shall have no right to assign or transfer its obligations under this Note.

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    24.  This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Holder and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Holder and if so given by Holder shall only be effective in the specific instance in which given.

    IN WITNESS WHEREOF, MAKER has caused this Note to be duly executed in its name by a duly authorized officer and has caused its corporate seal to be affixed hereto as of the date first above written.

                               RENO ENERGY, L.L.C.

                                By:  /s/ Ron E. Burch
                                   ----------------------
                               Its: President

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